Exhibit 10.22

STANCORP FINANCIAL GROUP, INC.

DEFERRED COMPENSATION PLAN FOR SENIOR OFFICERS

(2008 Restatement)

THIRD AMENDMENT

WHEREAS, StanCorp Financial Group, Inc. (“Employer”) sponsors the StanCorp Financial Group, Inc. Deferred Compensation Plan for Senior Officers (the “Plan”); and

WHEREAS, pursuant to Section 6.03(A) of the Plan, the Employer, acting by and through its Board of Directors, has the authority to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan to reflect a change to the way that Earnings are allocated to Participant Accounts following a Participant’s Separation from Service.

NOW THEREFORE, the Plan be, and hereby is, amended as set forth in this Third Amendment to the Plan, effective for Plan Years beginning on and after January 1, 2014.

1.	Section 4.02(b) of the Plan’s Adoption Agreement is deleted in its entirety and replaced with the following:

“(b)     Form. The Plan will make payment in the form of:

    ☒       (i)        Lump-sum. A single payment.

    ☒       (ii)       Installments. In either 5 or 10 substantially equal installments.

Where payment is to be made in the form of installments, the following shall apply:

A.            If a Participant’s Account is less than $50,000 on the January 1 immediately following the Participant’s Separation from Service, then the Participant’s Account will be paid as a single lump-sum distribution in the January immediately following the Participant’s Separation from Service, without regard to a Participant’s previous election as to the time or form of payment of the Participant’s Account.

B.            In the event of an Unforeseeable Emergency, the portion payable to the Participant on account of the Unforeseeable Emergency shall be paid as a lump sum, and the remainder of the Participant’s Account shall be paid as installment payments under this section (ii).

C.            Where a Participant dies and either (i) the Participant had elected to receive the distribution in installment payments or (ii) the Participant had previously commenced receiving installment payments, then amounts remaining in Participant’s Account shall be paid to Participant’s Beneficiary in a single lump sum payment within sixty (60) days after the Participant’s death.

D.            The Participant’s Account shall be credited on an annual basis with an earnings rate computed in the same way as interest (the “Earnings Rate”), with such rate determined annually in the complete and sole discretion of the Employer’s Management Committee and communicated to Participants prior to the commencement of the Plan Year for which the Earnings Rate is to be effective. The Earnings Rate established by the Management Committee shall be established annually and shall be based on an assumed rate of return on the Employer’s general portfolio for a given Plan Year. The Earnings Rate for a given Plan Year may, and likely will, differ from the actual rate of return experienced by the Employer’s general portfolio for a Plan Year.

	☐	(iii)	Annuity. An immediate annuity contract.

	☐	(iv)	(Specify): N/A”

2. Item 5.02(a) of the Plan’s Adoption Agreement is deleted in its entirely and replaced with the following:

“5.02 No Trust. The Employer by electing (a) or (b) below does not create the Trust described in Section 5.03. Section 5.02 applies. The Employer will credit each Participant’s Account with (choose one or both of (a) or (b)):

☒	(a)	Actual Earnings (choose only one of (i) through (iv)):

	☐	(i)	Employer direction. As a result of the Employer’s directed investment of the Account.

	☐	(ii)	Participant direction. As a result of the Participant’s directed investment of his/her own Account.

	☐	(iii)	Participant direction over Elective Deferrals. As a result of the Participant’s directed investment of his/her own Elective Deferral Account, and the Employer’s directed investment of the balance of the Participant’s Account.

	☒	(iv)	(Specify): As a result of the Participant’s directed investment of his/her own Account, except that beginning January 1 following the Participant’s Separation from Service or as of the date of the Participant’s death, as applicable, and continuing until the entire balance of the Account has been paid to the Participant or Beneficiary, the Participant’s Account shall be credited with the Earnings Rate as described in Section 4.02(b)(2)(D) of the Plan’s Adoption Agreement, which Earnings Rate for a given Plan Year shall be established annually prior to the beginning of each Plan Year.

Notwithstanding any other provision of this Plan that may be interpreted to the contrary, including but not necessarily limited to the Plan’s use of the term “Actual Earnings,” the Earnings Rate is to be used for measurement purposes only, and the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account shall not be considered or construed in any manner as an actual investment of the Participant’s Account in any investments.

In the event that the Employer, in its own discretion, decides to invest funds in any investments, including but not necessarily limited to the Employer’s general account, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by Employer; the Participant shall at all times remain a general, unsecured creditor of the Employer.”

STANCORP FINANCIAL GROUP, INC.

By:
(Signature)

J. Greg Ness
(Print or Type Name)

Title:	Chief Executive Officer

Date Signed: